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                                                                   EXHIBIT 10.22

                         AMENDMENT NO. 1 TO AMENDED AND
                    RESTATED INTER-COMPANY SERVICES AGREEMENT

     This Amendment No. 1 to Amended and Restated Inter-Company Services Agreement dated as of October 4, 2002 (this "Amendment") is made and entered into by and between IFX Corporation, a Delaware corporation ("IFX"), and Tutopia.com, Inc., a Delaware corporation ("Tutopia").

                                    RECITALS

     WHEREAS, IFX and Tutopia are parties to that certain Amended and Restated Inter-Company Services Agreement dated as of August 30, 2000 (the "Agreement"), pursuant to which IFX has agreed, upon the terms and conditions set forth therein, to provide Tutopia with the services described in the Agreement; and

     WHEREAS, the parties hereto desire to amend the Agreement so that the term of the Agreement will continue until thirty (30) days after either party thereto gives the other party written notice of its intention to terminate the Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendment. The Agreement is hereby amended by deleting Section 2.01 of the Agreement and substituting new Section 2.01 therefor:

           "2.01. This Agreement shall commence on the date set forth above and unless earlier terminated pursuant to Section 2.02 or 2.03 of this Article shall continue until the thirtieth (30th) day after either party hereto gives the other party hereto written notice of such party's desire to terminate this Agreement."

     2. Counterparts. This Amendment may be executed in one or more counterparts and all such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

     3. Choice of Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida without regard to the conflicts of law provisions thereof.

     4. Defined Terms. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement.

     5. Continuance of Agreement. Except as provided herein, the terms of the Agreement shall continue in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of the first date written above.

                                                IFX CORPORATION



                                                By:  /s/ Joel Eidelstein
                                                     ---------------------------
                                                         Name:  Joel Eidelstein
                                                         Title: President

                                                TUTOPIA.COM, INC.



                                                By:  /s/ Jak Bursztyn
                                                     ---------------------------
                                                         Name:  Jak Bursztyn
                                                         Title: President